Private & Confidential

Dated 30 May 2014

CREDIT SUISSE AG (formerly known as CREDIT SUISSE)

in favour of

FREESEAS INC.

FREE BULKERS S.A.

ADVENTURE FIVE S.A.

ADVENTURE SIX S.A.

and

ADVENTURE EIGHT S.A.

DEED OF RELEASE AND REASSIGNMENT

THIS DEED OF RELEASE AND REASSIGNMENT is made on 30 May 2014 BY CREDIT SUISSE AG (formerly known as CREDIT SUISSE), a company established under the laws of Switzerland with its registered office at Paradeplatz 8, 8070 Zurich, Switzerland acting for the purposes of this Deed through its branch at St. Alban - Graben 1-3, P.O. Box CH-4002 Basel, Switzerland (the "Chargee") in favour of:

(1)	FREESEAS INC., a corporation incorporated in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall islands MH96960 (the "Freeseas Chargor');

(2)	FREE BULKERS S.A., a corporation incorporated in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "Free Bulkers Chargor");

(3)	ADVENTURE FIVE S.A., a corporation incorporated in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "Free Goddess Chargor");

(4)	ADVENTURE SIX S.A., a corporation incorporated in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "Free Hero Chargor"); and

(5)	ADVENTURE EIGHT S.A., a corporation incorporated in the Marshall Islands with its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Republic of the Marshall Islands MH96960 (the "Free Jupiter Chargor" and, together with the Freeseas Chargor, the Free Bulkers Chargor, the Free Goddess Chargor and the Free Hero Chargor, the Chargors" and each individually a "Chargor").

WHEREAS:

(A)	pursuant to a facility agreement dated 24 December 2007 made between the Freeseas Chargor and the Chargee (in such capacity, the "Bank"), the Bank made available to the Freeseas Chargor, upon the terms and conditions contained therein, a reducing revolving credit facility of up to (originally) Ninety one million United States Dollars (US$91,000,000) as amended, supplemented and restated from time to time (the "Facility Agreement"); and

(B)	by a 2002 ISDA master swap agreement (including the schedule thereto) dated 24 December 2007 (the "Master Swap Agreement') made between the Freeseas Chargor and the Chargee, the Chargee agreed the terms and conditions upon which it would enter into (inter elle) interest rate swap transactions with the Freeseas Chargor in respect of the Facility Agreement (whether in whole or in part as the case may be) from time to time.

NOW THIS DEED HEREBY WITNESSES as follows:

1	With effect on 30 May 2014, the Chargee hereby expressly, irrevocably and unconditionally releases and discharges all security granted by each of the Freeseas Chargor, the Free Bulkers Chargor, the Free Goddess Chargor, the Free Hero Chargor and the Free Jupiter Chargor to the Chargee under the relevant documents described in Schedule 1 and hereby reassigns to the relevant Chargor, all rights assigned by that Chargor to the Chargee under the relevant documents described in Schedule 1, each executed pursuant to the Facility Agreement.

2	The Chargee shall simultaneously with execution and delivery of this Deed deliver to the Chargors executed notices of reassignment in the form set out in Schedule 2 hereto.

3	No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act .1999 by anyone other than a party to this Deed.

4	This Deed and any non-contractual obligations in connection with this Deed are governed by English law.

This Deed has been executed as a deed, and it has been delivered on the date stated at the beginning of this Deed.

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Schedule I

Free Goddess Security Documents

1.	The first preferred Liberian ship mortgage dated 21 December 2009, as amended (the 'Free Goddess Mortgage") over m.v. Free Goddess (the "Free Goddess Ship") made between the Free Goddess Chargor and the Chargee;

2.	The general assignment dated 21 December 2009 collateral to the Free Goddess Mortgage made between the Free Goddess Chargor and the Chargee;

3.	The charter assignment dated 21 December 2009 in relation to the Free Goddess Ship made between the Free Goddess Chargor and the Chargee;

4.	The first priority manager's undertaking dated 28 December 2007 executed by Free Sulkers Chargor in favour of the Chargee in relation to the Free Goddess Ship;

Free Hero Security Documents

5.	The first preferred Liberian ship mortgage dated 27 November 2009, as amended (the "Free Hero Mortgage") over m.v, Free Hero (the "Free Hero Ship") made between the Free Hero Chargor and the Chargee.

6.	The general assignment dated 27 November 2009 collateral to the Free Hero Mortgage made between the Free Hero Charger and the Chargee.

7.	The charter assignment dated 27 November 2009 in relation to the Free Hero Ship made between the Free Hero Chargor and the Chargee.

8.	The first priority manager's undertaking dated 28 December 2007 executed by the Free Bulkers Charger in favour of the Chargee in relation to the Free Hero Ship.

Free Jupiter Security Documents

9.	The first preferred Liberian ship mortgage dated 8 December 2009, as amended (the "Free Jupiter Mortgage") over nn.v. Free Jupiter (the "Free Jupiter Ship") made between the Free Jupiter Charger and the Chargee.

10.	The general assignment dated 8 December 2009 collateral to the Free Jupiter Mortgage made between the Free Jupiter Chargor and the Chargee.

11.	The charter assignment dated 8 December 2009 in relation to the Free Jupiter Ship made between the Free Jupiter Chargor and the Chargee.

12.	The first priority manager's undertaking dated 14 April 2008 executed by the Free Bulkers Charger in favour of the Chargee in relation to the Free Jupiter Ship.

Other documents

13.	The master agreement security deed dated 24 December 2007 made between the Freeseas Chargor and the Chargee.

14.	The first priority account pledge dated 10 January 2008 executed by the Free Goddess Charger in favour of the Chargee.

15.	The first priority account pledge dated 10 January 2008 executed by the Free Hero Chargor in favour of the Chargee.

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16.	The first priority account pledge dated 10 January 2008 executed by the Free Jupiter Chargor in favour of the Chargee

17.	The guarantee agreement dated 28 December 2007 executed by the Free Goddess Chargor in favour of the Chargee.

18.	The guarantee agreement dated 28 December 2007 executed by the Free Hero Chargor in favour of the Chargee.

19.	The guarantee agreement dated 14 April 2008 executed by the Free Jupiter Charger in favour of the Chargee.

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Schedule 2

Form of Notice of Reassignment

Re:	Insurance Assignment granted by (the "Security Party") in respect of the m.v. (the "Vessel") dated (the "General Assignment')

We HEREBY GIVE NOTICE that, pursuant to a deed of release and reassignment dated             2014, we have released and reassigned irrevocably, unconditionally and absolutely to the Security Party all our rights, title and interest in and to and all benefit of all the Insurances and Requisition Compensation (as defined in the Insurance Assignment) relating to the Vessel which were assigned to us by the Security Party pursuant to the General Assignment.

Yours faithfully,

For and on behalf of

Dated                       2014

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